Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Silver Crest Acquisition Corporation (the “Company”) hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 12, 2022	/s/ Ho Cheung

Name: Ho Cheung

Title: Chief Executive Officer (Principal Executive Officer)